EXHIBIT 3.35


                         THE COMPANIES ACTS 1985 TO 1989


                        --------------------------------

                           COMPANY LIMITED BY SHARES

                        --------------------------------



                           MEMORANDUM OF ASSOCIATION

                                       OF
                           --------------------------

                          NORWICH ACQUISITION LIMITED

                          ---------------------------

--------------------------------------------------------------------------------

1     The Company's Name is NORWICH ACQUISITION LIMITED

2     The Company's Registered Office is to be situate in England and Wales.

3     The Company's objects are:

      (1) Without prejudice to the objects hereinafter specified to carry on business as a General Commercial Company.

      (2) To carry an any other business which may seem to the Company to be capable of being conveniently or advantageously carried on in connection or conjunction with any business of the Company with a view directly or indirectly to enhancing the value of or to render profitable or more profitable any of the Company's property, assets or rights or expertise.

      (3) To purchase or otherwise acquire and undertake all or any part of the business property and liabilities of any company, firm, person or body carrying on or proposing to carry on any business which the Company is authorised to carry on or possessed of property suitable for the purposes of the Company.

      (4) To purchase or otherwise acquire take on lease or in exchange, let or hire any real or personal property or assets or any rights or privileges which the Company may think necessary or convenient or capable of being profitably dealt with in such manner as may be thought fit.

      (5) To amalgamate or enter into any partnership or into any arrangement or other association for sharing profits union of interests, co-operation, joint adventure, reciprocal concession or otherwise with any company, firm, person or body carrying on or engaged in or about to carry on or engage in any business or transactions which the Company is authorised to carry on or engage in or any business transaction capable of being conducted so as directly or indirectly to benefit the Company.

      (6) To subscribe, underwrite, purchase or otherwise acquire shares or stock in or securities or investments of any nature whatsoever and to subsidise or otherwise assist any such company and with or without guarantee to sell, hold, re-issue or otherwise deal with such shares, investments, stock or securities and any rights or options in respect thereof and to buy and sell foreign exchange.

      (7) To build, develop, construct, maintain, alter, enlarge, pull down, remove or replace any buildings, works, factories, roads, structures or facilities of all kinds and plant and machinery necessary or convenient for the business of the Company and to join with any person, firm or company in doing any of the things aforesaid.

      (8) To enter into any arrangements with any Government or Authorities supreme, municipal, local or otherwise and to obtain from any such Government or Authority all rights, concessions, authorisations and privileges that may seem conducive to the Company's objects or any of them.

      (9) To obtain the grant of, purchase or otherwise acquire any concessions, contracts, licences, grants, trade marks, copyrights or rights of any kind, patents, inventions, privileges, exclusive or otherwise, authorities, monopolies, undertakings or businesses, or any right or option in relation thereto, and to perform and fulfil the terms and conditions thereof, and to carry the same into effect, operate thereunder, develop, grant licences thereunder, and turn to account, maintain or sell, dispose of, and deal with the same in such manner as the Company may think expedient.

      (10) To apply for, promote and obtain any provisional order, Act of Parliament or charter for enabling the Company to carry any of its objects into effect or for effecting any modification of the Company's constitution or for any other purpose which may seem expedient and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

      (11) To promote or join in the promotion of any company for the purpose of acquiring all or any of the business, property, assets, rights and liabilities of any company whether or not having objects similar to those of the Company or for any other purpose which may seem directly or indirectly calculated to benefit the Company and to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire all or any part of the shares, debentures or other securities of any such other company.

      (12) To enter into any arrangements or contracts with any person, firm or company for carrying on the whole or any part of the business of the Company, and to fix and determine their remuneration, which may be by way of money payment, allotment of shares (either fully or partly paid) or otherwise.

      (13) To sell, exchange, lease, grant licences, dispose of, turn to account or otherwise deal with the whole of the undertaking, property, assets, rights and effects of the Company or any part thereof for such consideration as may be considered expedient and in particular shares, stock or other securities whether fully or partly paid up.

      (14) To pay for any rights or property acquired by the Company, and to remunerate any person, firm or company rendering services to the Company whether by cash payment or by the allotment of shares, debentures or other securities of the Company credited as paid up in full or in part or in any other manner whatsoever, and to pay all or any of the preliminary expenses of the Company and of any company formed or promoted by the Company.

      (15) To invest the monies of the Company not immediately required for any other purpose of the Company by the purchase of the shares or securities of any company or by the purchase of any interest in land or buildings or in such other manner as shall from time to time be considered expedient.

      (16) To guarantee the payment of any debentures, debenture stock, bonds, mortgages, charges, obligations, interest, dividends, securities, monies or shares or the performance of contracts or engagements of any other company, firm or person and to give indemnities and guarantees of all kinds and to enter into partnership or any joint purse arrangement with any person, firm or Company having objects similar to those of the Company or any of them.

      (17) To guarantee or give indemnities or provide security whether by personal obligation or covenant or by mortgaging or charging all or any part of the undertaking, property and assets both present and future and uncalled capital of the Company, or by all or any of such methods, the performance of any contracts or obligations of any person, firm or company whatsoever.

      (18) To advance, lend or deposit money or give credit to or with any company, firm or person on such terms as may be thought fit and with or without security.

      (19) To draw, make, accept, endorse, discount, execute and issue, and to buy, sell and deal with bills of exchange, promissory notes, debentures, bills of lading, warrants and other negotiable or transferable instruments or securities.

      (20) To raise or borrow and to secure or discharge any debt or obligation of the Company, and to receive money on deposit or loan in such a manner and on such terms as may seem expedient and in such manner as may be thought fit and in particular by mortgages and charges and the issue of debentures or debenture stock or other securities of any description upon all or any part of the undertaking, property, assets and rights of the Company both present and future including any uncalled capital of the Company.

      (21) To establish and maintain or contribute to any scheme for the acquisition by trustees of shares in the Company or its holding company to be held by or for the benefit of employees (including any Director holding a salaried employment or office) of the Company or (so far as for the time being permitted by law) any of the Company's subsidiaries and to lend money (so far as aforesaid) to any such employees to enable them to acquire shares of the Company or its holding company and to formulate and carry into effect any scheme for sharing profits with any such employees.

      (22) To establish and maintain or procure the establishment and maintenance of any contributory or non-contributory pension or super-annuation funds for the benefit of, and to give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or of any company which is a subsidiary of the Company or any such holding company or otherwise is allied to or associated with the Company, or who are or were at any time directors or officers of the Company or of any such other company, and the wives, widows, families and dependants of any such persons; to establish and subsidise and subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company and make payments to or towards the insurance of any such person and do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid.

      (23) To purchase and maintain insurance for or for the benefit of any person or persons who are or were at any time directors, officers or employees or auditors of the Company, or of any other company which is its holding company, or any company which is associated with the Company, or of any subsidiary undertaking of the Company or trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund and to such extent as may be permitted by law to indemnify or to exempt any such person against or from any such liability; for the purposes of this clause "holding company" and "subsidiary undertaking" shall have the same meanings as in the Companies Act 1985 as amended by the Companies Act 1989.

      (24) To distribute among the members of the Company in specie or otherwise any property or assets of the Company subject to any consent required by law.

      (25) To procure the registration, recognition or incorporation of the Company in or under the laws of any territory outside England.

      (26) To issue any securities which the Company has power to issue for any other purpose by way of security or indemnity or in satisfaction of any liability undertaken or agreed to be undertaken by the Company.

      (27) To guarantee or otherwise support or secure, either with or without the Company receiving any consideration or advantage and whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property, assets, rights and revenues (present and future) and uncalled capital of the Company, or by both such methods or by any other means whatever, the discharge and performance respectively of the liabilities and obligations of and the repayment or payment of any moneys whatever by any person, firm or company, including (but not limited to):

            (i) the discharge and performance respectively of any liabilities and obligations whatever of, and the repayment or payment of any moneys whatever by, any company which is for the time being or is likely to become the Company's holding company or a subsidiary of the Company or another subsidiary of the Company's holding company (the terms 'holding company' and 'subsidiary' having the meanings given to them by Section 736 of the Companies Act 1985) or otherwise associated with the Company in business; and

            (ii) the discharge and performance respectively of any liabilities and obligations incurred in connection with or for the purpose of the acquisition of shares in the Company or in any company which is for the time being the Company's holding company insofar as the giving of any such guarantee or other support or security is not prohibited by law; and

            (iii) the repayment or payment of the principal amounts of, and premiums, interest and dividends on, any borrowings and securities.

      (28) To the extent that the same is permitted by law to give financial assistance for the purpose of the acquisition of shares in the Company or in the Company's holding company (as that term is defined by Section 736 of the Companies Act 1985) for the time being and for the purpose of reducing or discharging a liability incurred for the purpose of such an acquisition and to give such assistance by means of a gift, loan or guarantee, indemnity, the provision of security or otherwise howsoever permitted by law.-

      (29) To do all or any of the things and matters aforesaid in any part of the world, and either as principals, agents, contractors, trustees or otherwise, and by or through subsidiary companies, agents, sub-contractors or trustees or otherwise, and either alone or in conjunction with others.

      (30) To do all such other things as may be considered to be incidental or conducive to any of the above objects.

            And it is hereby declared that the objects of the Company as specified in each of the foregoing paragraphs of this clause shall be separate and distinct objects and shall not be restrictively construed but the widest interpretation shall be given thereto, and they shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other sub-clause or the order in which the same occur or by the name of the Company.

4.    The liability of the Members is limited.

5. The Authorised Share Capital of the Company is (pound)1,000 divided into 1,000 Ordinary Shares of (pound)1 each.


Note: Clauses 3 (27) and (28) inserted by special resolution dated 2 July 1999

      WE, the Subscribers to this Memorandum of Association wish to be formed into a Company pursuant to this Memorandum; and we agree to take the number of shares shown opposite our respective names.


      -------------------------------------------------------------------

      NAMES and ADDRESSES of SUBSCRIBERS           Number of Shares
                                                   taken by each
                                                   Subscriber
      -------------------------------------------------------------------


      EMMANUEL COHEN                            ONE

      2nd Floor
      80 Great Eastern Street
      London EC2A 3JL

      Company Director




      VIOLET COHEN                               ONE

      2nd Floor
      80 Great Eastern Street
      London EC2A 3JL

      Company Director                          ______________________


                   Total shares taken            TWO

      ----------------------------------------------------------------

      DATED the 14th day of June 1999


      WITNESS to the above signatures:

      RM COMPANY SERVICES LIMITED

      2nd Floor
      80 Great Eastern Street
      London EC2A 3JL

      Company Formation Agent


                                       8